Exhibit 99.1

IFMI REPORTS SECOND QUARTER FINANCIAL RESULTS

Adjusted Operating Income of $2.8 million or $0.17 per Diluted Share

Board Declares Dividend of $0.02 per Share

Philadelphia and New York, August 8, 2012 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), an investment firm specializing in credit-related fixed income investments, today reported financial results for its second quarter ended June 30, 2012.

Adjusted operating income was $2.8 million, or $0.17 per diluted share, for the three months ended June 30, 2012, compared to adjusted operating loss of $4.1 million, or $0.26 per diluted share, for the three months ended March 31, 2012, and adjusted operating income of $3.0 million, or $0.18 per diluted share, for the three months ended June 30, 2011. Adjusted operating loss was $1.3 million, or $0.08 per diluted share, for the six months ended June 30, 2012, compared to adjusted operating income of $7.2 million, or $0.45 per diluted share, for the six months ended June 30, 2011. Adjusted operating income (loss) is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 3.

“During the second quarter, we saw improvement in our operating results,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “The cost cutting measures we implemented during the second half of 2011 have had a real impact on our results, as our non-compensation operating costs were at their lowest level in almost three years. While some general market weakness persists, our net trading revenue increased 13% from the first quarter of 2012, and 23% from the second quarter of 2011. We are encouraged by this positive momentum and will continue to work to increase value for our shareholders.”

Revenue was $25.0 million for the three months ended June 30, 2012, compared to revenue of $18.8 million for the three months ended March 31, 2012, and revenue of $23.5 million for the three months ended June 30, 2011. The increase in revenue in the second quarter of 2012, as compared to the first quarter of 2012, was primarily the result of a $5.2 million unrealized mark-to-market loss on the Company’s Star Asia investment in the first quarter of 2012, as well as an increase in net trading revenue of $2.3 million. The second quarter 2012 year-over-year increase in revenue was primarily the result of an increase in net trading revenue of $3.7 million, which was partially offset by decreases of $0.9 million in new issue and advisory revenue, $0.6 million in asset management revenue, and $0.5 million in principal transactions and other revenue.

Revenue was $43.8 million for the six months ended June 30, 2012, compared to revenue of $55.8 million for the six months ended June 30, 2011. This decrease in revenue was the result of decreases of $5.9 million in net trading revenue, $4.4 million in principal transactions and other revenue, and $1.7 million in asset management revenue, while new issue and advisory revenue remained relatively flat in the two periods. In the first six months of 2012, IFMI recognized mark-to-market losses on its investment in Star Asia of $5.1 million, compared to mark-to-market losses of $2.2 million in the first six months of 2011. The year-over-year decline in quarterly and year-to-date asset management revenue was due to continued deterioration in assets under management in the Company’s managed collateralized debt obligations.

Net loss attributable to IFMI was $2.1 million, or $0.19 per diluted share, for the three months ended June 30, 2012, compared to net loss attributable to IFMI of $3.9 million, or $0.37 per diluted share, for the three months ended March 31, 2012, and net loss attributable to IFMI of $3.4 million, or $0.31 per diluted share, for the three months ended June 30, 2011. Net loss attributable to IFMI was $5.9 million, or $0.56 per diluted share, for the six months ended June 30, 2012, compared to a net loss attributable to IFMI of $3.0 million, or $0.28 per diluted share, for the six months ended June 30, 2011. Operating expenses, excluding compensation and benefits and depreciation and amortization, declined by $0.5 million, or 7%, in the second quarter of 2012, from the first quarter of 2012.

During the second quarter of 2012, the Company reached an agreement in principle to settle litigation with the Liquidation Trustee and Representative of the Estate of Sentinel Management Group. One of the Company’s U.S. broker-dealer subsidiaries, Cohen & Company Securities, has been a party to litigation commenced in 2009. The agreement calls for Cohen & Company Securities to make an initial payment of $3.0 million in 2012 and an additional payment of $2.25 million in September 2013. This agreement is not final and remains subject to the execution of final documentation and court approval. As a result of this agreement in principle, the Company accrued a contingent liability of $4.4 million that was included in the statement of operations for the three and six months ended June 30, 2012, as a component of non-operating income / (expense). The accrued contingent liability amount is net of anticipated insurance proceeds.

Total Permanent Equity and Dividend Declaration

•	At June 30, 2012, total permanent equity was $69.5 million, as compared to $77.4 million as of December 31, 2011.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on September 5, 2012 to stockholders of record on August 22, 2012.

Other Material Events

PrinceRidge Loan. On May 2, 2012, IFMI and PrinceRidge, IFMI’s majority-owned subsidiary, entered into a Senior Promissory Note and Security Agreement (the “Promissory Note”), pursuant to which IFMI borrowed $8.0 million from PrinceRidge in order to satisfy its obligation to repurchase its 7.625% Contingent Convertible Senior Notes due 2027 (the “Old Notes”). Under the terms of the Promissory Note, IFMI will pay interest on the unpaid balance of the Promissory Note’s principal amount at an annual rate equal to 10% per annum. Interest is payable quarterly, with the final payment due on the date of the Promissory Note’s maturity, which is May 2, 2013. The Promissory Note may be prepaid in whole or in part at any time and from time to time without premium, penalty or fee, together with interest accrued on the amount prepaid to the date of any such prepayment.

Convertible Debt Repurchase. On May 15, 2012, the Company repurchased $10.1 million aggregate principal amount of the Old Notes as a result of the holders exercising the option to require the Company to repurchase their Old Notes. On July 5, 2012, the Company, at its option, redeemed the remaining $0.1 million aggregate principal amount of the Old Notes. The aggregate repurchase price of $10.2 million was paid in cash, and was funded with borrowings under the Promissory Note and from cash on hand.

PrinceRidge Leadership Change. As announced on July 19, 2012, Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI, was appointed Chairman and Chief Executive Officer of PrinceRidge. Also on July 19, 2012, John P. Costas, PrinceRidge’s former Chairman, and Michael T. Hutchins, PrinceRidge’s former Chief Executive Officer, entered into separation agreements with PrinceRidge, which were effective immediately.

Conference Call

Management will hold a conference call this morning at 10:00 AM EST to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 16594403, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 16594403.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries PrinceRidge Holdings LP and JVB Financial Holdings, LLC. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of June 30, 2012, IFMI managed approximately $6.2 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) a potential Ownership Change under Section 382 of the Internal Revenue Code, and (i) an inability to generate incremental income from acquired businesses. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	6/30/12	3/31/12	6/30/11	6/30/12	6/30/11
Revenues
Net trading	$19,951	$17,691	$16,240	$37,642	$43,514
Asset management	4,608	4,937	5,255	9,545	11,225
New issue and advisory	189	1,077	1,131	1,266	1,240
Principal transactions and other income	289	(4,945)	831	(4,656)	(208)

Total revenues	25,037	18,760	23,457	43,797	55,771

Operating expenses

Compensation and benefits	17,053	16,274	21,433	33,327	43,421
Business development, occupancy, equipment	1,276	1,174	1,835	2,450	3,274
Subscriptions, clearing, and execution	2,899	3,073	2,727	5,972	5,542
Professional services and other operating	2,636	3,051	5,137	5,687	9,152
Depreciation and amortization	343	391	503	734	973

Total operating expenses	24,207	23,963	31,635	48,170	62,362

Operating income (loss)	830	(5,203)	(8,178)	(4,373)	(6,591)

Non-operating income (expense)
Interest expense, net	(1,104)	(1,215)	(1,447)	(2,319)	(2,929)
Other non-operating income (expense)	(4,357)	3	—	(4,354)	—
Income (loss) on from equity method affiliates	1,526	516	4,435	2,042	4,530

Income (loss) before income taxes	(3,105)	(5,899)	(5,190)	(9,004)	(4,990)
Income tax expense (benefit)	63	(9)	(133)	54	(346)

Net income (loss)	(3,168)	(5,890)	(5,057)	(9,058)	(4,644)
Less: Net income (loss) attributable to the noncontrolling interest	(1,090)	(2,031)	(1,686)	(3,121)	(1,648)

Net income (loss) attributable to IFMI	$(2,078)	$(3,859)	$(3,371)	$(5,937)	$(2,996)

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

Earnings per share

	Three Months Ended			Six Months Ended
	6/30/12	3/31/12	6/30/11	6/30/12	6/30/11
Basic
Net income (loss) attributable to IFMI	$(2,078)	$(3,859)	$(3,371)	$(5,937)	$(2,996)
Basic shares outstanding	10,756	10,444	10,901	10,600	10,861

Net income (loss) attributable to IFMI per share	$(0.19)	$(0.37)	$(0.31)	$(0.56)	$(0.28)

Fully Diluted
Net income (loss) attributable to IFMI	$(2,078)	$(3,859)	$(3,371)	$(5,937)	$(2,996)
Net income (loss) attributable to the noncontrolling interest	(1,090)	(2,031)	(1,686)	(3,121)	(1,648)
Net loss attributable to the noncontrolling interest that is not converted	109	129	53	238	53
Additional tax benefit (expense) if convertible noncontrolling interest is converted	(23)	(26)	6	(39)	150

Enterprise net income (loss)	$(3,082)	$(5,787)	$(4,998)	$(8,859)	$(4,441)

Basic shares outstanding	10,756	10,444	10,901	10,600	10,861
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,252	5,252	5,284	5,252	5,284

Fully diluted shares outstanding	16,008	15,696	16,185	15,852	16,145

Fully diluted net income (loss) per share	$(0.19)	$(0.37)	$(0.31)	$(0.56)	$(0.28)

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculations of per share amounts

Operating income (loss)	$830	$(5,203)	$(8,178)	$(4,373)	$(6,591)
Noncontrolling interest portion of PrinceRidge operating loss	196	194	66	390	66
Depreciation and amortization	343	391	503	734	973
One-time cash compensation related to former CEO of capital markets segment	—	—	3,000	—	3,000
IFMI share of incentive fees included in income from equity method investments	—	—	4,359	—	4,359
Share-based compensation	1,420	548	3,237	1,968	5,426

Adjusted operating income (loss)	$2,789	$(4,070)	$2,987	$(1,281)	$7,233

Fully diluted shares outstanding	16,008	15,696	16,185	15,852	16,145

Adjusted operating income (loss) per share	$0.17	$(0.26)	$0.18	$(0.08)	$0.45

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2012
	(unaudited)	December 31, 2011
Assets
Cash and cash equivalents	$12,944	$18,221
Receivables from brokers, dealers, and clearing agencies	9,275	70,963
Due from related parties	669	679
Other receivables	5,971	5,531
Investments—trading	166,192	124,546
Other investments, at fair value	37,609	42,772
Receivables under resale agreements	247,289	129,978
Goodwill	11,113	11,206
Other assets	11,973	16,694

Total assets	$503,035	$420,590

Liabilities
Payables to brokers, dealer, and clearing agencies	$35,857	$24,633
Accounts payable and other liabilities	12,250	13,567
Accrued compensation	6,280	8,657
Trading securities sold, not yet purchased	84,119	99,613
Securities sold under agreements to repurchase	244,061	134,870
Deferred income taxes	7,964	7,500
Debt	26,731	37,167
Mandatorily redeemable equity interests	8,299	3,149

Total liabilities	425,561	329,156

Temporary Equity
Redeemable noncontrolling interest	7,985	14,026

Permanent Equity
Series B voting nonconvertible preferred stock	5	5
Common stock	11	10
Additional paid-in capital	64,921	63,032
Accumulated other comprehensive loss	(664)	(626)
Accumulated deficit	(11,487)	(5,121)
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total IFMI stockholders’ equity	52,458	56,972
Noncontrolling interest	17,031	20,436

Total permanent equity	69,489	77,408

Total liabilities and equity	$503,035	$420,590

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income, computed in accordance with GAAP, before depreciation and amortization, a one-time compensation charge related to former CEO of capital markets segment, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income (loss), plus the Company’s share of any incentive fees earned included in income from equity method affiliates. The one-time compensation charge related to former CEO of capital markets segment was excluded due to the non-recurring nature of the expense. Depreciation, amortization and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income (loss). Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer investorrelations@ifmi.com